Exhibit 99.1

Manning & Napier, Inc. Appoints Marc Mayer as

Chairman of the Board; Edward Pettinella as Lead

Independent Director

FAIRPORT, NY, July 30, 2020 - Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today announced that its Board of Directors (“the Board”) has unanimously elected Manning & Napier’s Chief Executive Officer, Marc Mayer, as Chairman of the Board, effective immediately. Mayer will retain his current role as Chief Executive Officer.

The Board also announced that current Director, Edward Pettinella, will assume the position of Lead Independent Director. In his new role, Ed, in part, will serve as a liaison between the Chairman and the other directors. The Company’s board is comprised of six directors, four of whom are independent.

Barbara Goodstein, Chair of the Nominating and Corporate Governance Committee, stated, “Marc’s appointment to Chairman will best serve the interests of all stakeholders - our clients, employees and shareholders, while naming Ed as Lead Independent Director will ensure we are upholding the strongest principles in corporate governance. Since Marc joined Manning & Napier, he has made a significant impact in repositioning the company for long-term growth, working closely with the Board and the senior management team. On behalf of the Board, we look forward to Marc’s continued leadership in the years to come.”

Marc Mayer commented, “I am honored to be named Chairman of the Board at Manning & Napier. Since joining the Company in early 2019, I have had the privilege of working closely with talented, energetic, and committed colleagues as both CEO and Director. With my additional role, I will look to further advance our common goal of positioning Manning & Napier for long-term success by executing against our strategic initiatives, which include growing our wealth management platform while diversifying through our intermediary and institutional channels, progressing our digital transformation, and improving profitability, among other areas. I am excited to be able to partner with Ed as our Lead Independent Director and with the entire Board in delivering for all stakeholders.”

Ed Pettinella, Lead Independent Director of Manning & Napier, stated, “Serving as Lead Independent Director will continue to ensure that the Board remains committed to implementing and adhering to best-in-class corporate governance practices for the benefit of all stakeholders. I look forward to working with Marc in his expanded role.”

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity, fixed income and alternative strategies, as well as a range of blended asset portfolios, including life cycle funds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words.

Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations Contact

Sean Silva

Prosek Partners

646-818-9122

ssilva@prosek.com

Public Relations Contact

Nicole Kingsley Brunner

Manning & Napier, Inc.

585-325-6880

nbrunner@manning-napier.com

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